UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2008

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Short Term Incentive Plan
     On February 20, 2008, the Compensation Committee of the Board of Directors of CenterPoint Energy, Inc. (the “Company”) determined performance targets and potential payouts for 2008 under the Company’s short term incentive plan, which provides annual cash awards based on achievement of specified performance goals. The Compensation Committee increased Mr. McClanahan’s target award under this plan from 90% of his earnings to 100%, Mr. Kelley’s from 60% to 70% and the other named executive officers from 60% to 75% for 2008. The performance metrics for 2008 are consistent with the previously disclosed terms of the plan in all material respects.
Long-Term Incentive Plan
     On February 20, 2008, the Compensation Committee authorized awards of performance shares and stock with performance goals for the 2008 to 2010 performance cycle under the Company’s long term incentive plan. The terms of the awards for the 2008 to 2010 performance cycle are consistent with the previously disclosed terms of the plan in all material respects, except for the addition of modified cash flow as a third performance metric for performance share awards. Metrics related to total shareholder return and operating income remain unchanged. The modified cash flow metric was added to measure an additional dimension of business performance in the measurement period. One-third of the performance share payout opportunity for performance share awards for the 2008 to 2010 performance cycle will be based on each of the three performance metrics.
     In addition, the Compensation Committee increased the target award under this plan for the 2008 to 2010 performance cycle from 125% of his earnings to 135% for each of Messrs. Whitlock and Rozzell, from 100% to 135% for Mr. Standish and from 90% to 110% for Mr. Kelley.
     The Compensation Committee also approved new forms of agreement under the Company’s long-term incentive plan for performance share awards and stock awards with performance goals to bring the forms into compliance with the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder (“Section 409A”). Forms of agreement for performance share awards and stock awards with performance goals are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated by reference herein.
Deferred Compensation Plan
     On February 21, 2008, the Company entered into the CenterPoint Energy 2005 Deferred Compensation Plan (the “Plan”), under which the Company’s eligible key employees and non-employee directors may elect to defer each year a percentage of up to 100% of salary and/or short term incentive compensation, in the case of employees, and director fees, in the case of directors. The Plan replaces the CenterPoint Energy, Inc. Deferred Compensation Plan in effect as of December 31, 2007 (the “Prior Plan”) and was adopted to comply with the requirements of Section 409A. The Plan is effective as of January 1, 2008. Other than as necessary to comply with Section 409A, the benefits and terms of the Plan are substantially the same as the benefits and terms of the Prior Plan. Accordingly, the Plan is an “unfunded” plan for state and federal tax purposes, and interest under the Plan accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.
     In addition, the Prior Plan has been amended to rename the plan the CenterPoint Energy 1989 Deferred Compensation Plan and to freeze the Prior Plan with respect to new participation and contributions as of December 31, 2007. Effective January 1, 2008, obligations with respect to compensation deferred under the Prior Plan after December 31, 2004, along with all associated earnings, were transferred to the Plan and will be maintained and distributed under the Plan. Accordingly, effective after December 31, 2007, only benefits that are exempt from Section 409A will be maintained under, and paid from, the Prior Plan, in accordance with the terms of the Prior Plan as in effect on October 3, 2004.

     The foregoing descriptions of the Plan and the amendment to the Prior Plan do not purport to be complete and are qualified in their entirety by reference to the Plan and the amendment to the Prior Plan, which are attached hereto as Exhibits 10.3 and 10.4, respectively and are incorporated by reference herein..

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
     The following exhibits are filed pursuant to Item 5.02:

Exhibit Number	Description

10.1	Form of Performance Share Award Agreement for 20XX — 20XX Performance Cycle under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

10.2	Form of Stock Award Agreement (With Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

10.3	CenterPoint Energy 2005 Deferred Compensation Plan (effective January 1, 2008).

10.4	First Amendment to CenterPoint Energy, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2003).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: February 25, 2008	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Share Award Agreement for 20XX — 20XX Performance Cycle under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

10.2	Form of Stock Award Agreement (With Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

10.3	CenterPoint Energy 2005 Deferred Compensation Plan (effective January 1, 2008).

10.4	First Amendment to CenterPoint Energy, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2003).